SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement.

On April 13, 2006, the Registrant entered into an employment agreement with Peter S. Lawrence. The agreement provides that the Registrant will employ Mr. Lawrence as its Executive Vice President, Chief Business and Legal Officer, General Counsel and Secretary. A description of the material terms of his employment agreement is set forth below in Section 5, Item 5.02 (c).

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election.

(b)  On April 12, 2006, Dr. Werner Cautreels resigned as a member of the Board of Directors of the Registrant, effective April 13, 2006. On April 12, 2006, Laura Avakian resigned as a member of the Board of Directors of the Registrant, effective May12, 2006. In addition, on April 13, 2006, Louise A. Mawhinney, the Registrant’s Vice President, Chief Financial Officer and Treasurer announced that she will leave the company at a future date when the search for her successor has been completed.

On April 13, 2006, the Registrant entered into an employment agreement with Peter S. Lawrence.

Mr. Lawrence’s qualifications and experience are summarized below:

Peter S. Lawrence (Age: 43)  Since January 2001, Mr. Lawrence has been a partner in Pod Holding Ltd., a private equity firm he co-founded. Pod Holding is located in Boston and Stockholm and invests in leading information and communication technology (ICT) companies.

Prior to founding Pod Holding, from 1991-2000, Mr. Lawrence was a business attorney with Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in Boston where he was responsible for a legal practice focused on public and private finance, M&A, and the representation of public and private companies. As counsel to both start-ups and major corporations, he gained significant governance expertise from years of working with various Boards.

Mr. Lawrence serves as a Director on the Boards of Peppercoin, Inc., Spherics, Inc. and CoreStreet, Ltd. He is also a Board Observer of Paratek Pharmaceuticals, Inc.

The agreement provides that the Registrant will employ Mr. Lawrence as its Executive Vice President, Chief Business and Legal Officer, General Counsel and Secretary at an initial annual base salary of $360,000. The base salary is subject to annual review and upward adjustment by the Registrant. Mr. Lawrence is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Registrant and company and individual performance. In addition, as previously reported, the Registrant granted Mr. Lawrence stock options entitling him to purchase 300,000 shares of the Registrant’s common stock pursuant to the Registrant’s Amended and Restated 1994 Equity Incentive Plan. The options become exercisable at the rate of 25% annually commencing on April 13, 2007.

The agreement provides for continued employment until terminated by either party. If Mr. Lawrence is terminated without cause, as defined in the agreement, the Registrant will be required to make a lump sum payment to him equal to twelve months of his base salary in effect at the time of termination, plus the average of his annual bonus for the preceding two years. In addition, the Registrant will, at its expense, continue to provide Mr. Lawrence with all employee benefits in effect for a period of twelve months from the date of termination. For the purposes of the agreement, “termination without cause” includes a reduction in Mr. Lawrence’s responsibilities, title or cash compensation, uncured material breach of the agreement by the Registrant, relocation of our operations beyond a radius of fifty miles from our current Woburn, MA location or failure of a successor in interest to the Registrant to assume the obligations of the Registrant under the agreement. In the event the Registrant terminates or is deemed to terminate the agreement without cause (as defined in the agreement), 50% of Mr. Lawrence’s unvested stock options will immediately become exercisable without regard to the original vesting schedule. In the event of a “change in control” of the Registrant, as defined in the agreement, 100% of his unvested stock options shall become immediately exercisable without regard to the original vesting schedule. The foregoing summary of the material terms of Mr. Lawrence’s employment agreement is qualified by reference to the full text of the agreement which is included as Exhibit 10.1 hereto and incorporated herein by reference.

(d)  On April 12, 2006, Dr. Nancy A. Simonian was appointed to the Board of Directors of the Registrant, effective May 12, 2006. Dr. Simonian’s term will expire at the 2007 annual meeting of the Registrant’s stockholders. The Board has not yet determined to which committees Dr. Simonian might be appointed. There was no arrangement or understanding between Dr. Simonian and the Registrant (or any other person known to the Registrant) pursuant to which the Dr. Simonian was appointed.

Mr. Lawrence’s employers named above are not affiliates of the Registrant. There was no arrangement or understanding between Mr. Lawrence and the Registrant (or any other person known to the Registrant) pursuant to which Mr. Lawrence was hired.

Dr. Simonian’s qualifications and experience are summarized below:

Nancy A. Simonian, M.D. (Age: 45)  Dr. Simonian is Senior Vice President of Clinical, Medical and Regulatory Affairs at Millennium Pharmaceuticals, where she has worked since 2001. She has led Millennium’s development activities in the areas of oncology and inflammation, built a development organization (including clinical integration and restructuring following Millennium’s acquisition of Cor Therapeutics), overseen more than 40 clinical trials for 12 compounds, obtained a variety of regulatory approvals (including accelerated approval of Velcade in the U.S., subsequent label expansion and standard approval), co-chaired the portfolio review committee and served on the corporate development steering committee.

Previously, Dr. Simonian was at Biogen, Inc. from 1995 to 2001, most recently as Vice President, Medical Research. At Biogen, she was responsible for the oversight of Avonex and Tysabri, as well as multiple gene therapy clinical development programs. She successfully filed sNDAS for Avonex and led the in-licensing of Tysabri from Elan Pharmaceuticals. Dr. Simonian is Assistant Professor, Neurology, at Harvard Medical School/Massachusetts General Hospital.

Dr. Simonian holds a Bachelor’s degree from Princeton University and an M.D. from the University of Pennsylvania Medical School. Dr. Simonian completed her medical training at Harvard Medical School/Massachusetts General Hospital.

On April 12, 2006, the Board of Directors of the Registrant fixed the number of its members at 8, effective upon the resignation of Dr. Cautreels.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

10.1   Employment Agreement dated as of April 13, 2006 between ArQule, Inc. and Peter S. Lawrence.

99.1   Text of Press Release announcing the resignations of Dr. Cautreels, Ms. Avakian and Ms. Mawhinney, the hiring of Mr. Lawrence, and the appointment of Dr. Simonian, dated April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Louise A. Mawhinney
Louise A. Mawhinney
Vice President, Chief Financial Officer and Treasurer

Date: April 18, 2006